SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party Other Than the Registrant ☐
Check the Appropriate Box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12
BERLINER COMMUNICATIONS, INC.
(Name of the Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the Appropriate Box):
☑ No Fee Required.
☐ Fee Computed on Table Below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of Each Class of Securities to Which Transaction Applies:

(2) Aggregate Number of Securities to Which Transaction Applies:

(3) Per Unit Price or Other Underlying Value of Transaction Computed Pursuant to Exchange Act Rule 0-11
(Set Forth the Amount on Which the Filing Is Calculated and State How It Was Determined):

(4) Proposed Maximum Aggregate Value of Transaction:

(5) Total Fee Paid:

☐	Fee Paid Previously with Preliminary Materials.
☐	Check Box if Any Part of the Fee Is Offset as Provided by Exchange Act Rule 0-11(a)(2) and Identify the Filing for Which the Offsetting Fee Was Paid Previously. Identify the Previous Filing by Registration Statement Number, or the Form or Schedule and the Date of Its Filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

October 28, 2005
Dear Stockholder:
     You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Berliner Communications, Inc. (the “Company”), which is to be held at Andrews Kurth LLP, 1717 Main Street, Suite 3700, Dallas, Texas 75201, on Thursday, December 22, 2005, commencing at 1:00 PM (Central Standard Time). The Company urges you to be present in person or to be represented by proxy at the Annual Meeting.
     This Notice of Annual Meeting and the Proxy Statement fully describe the purposes for the Annual Meeting, which include the following: (i) to elect one Class III director to serve until the 2008 Annual Meeting, and until his or her successor is duly elected and qualified; (ii) to ratify the selection of BDO Seidman LLP as independent auditor of the Company for the fiscal year ending June 30, 2006; and (iii) to transact any other business that may properly be brought before the Annual Meeting or any adjournment or postponement thereof.
     The Company’s Board of Directors (the “Board”) believes that a favorable vote on each of the matters to be considered at the Annual Meeting is in the best interest of the Company and its stockholders, and the Board unanimously recommends a vote “FOR” each of those matters. Accordingly, the Company urges you to review the accompanying material carefully and to return the enclosed proxy promptly.
     The Board has fixed Wednesday, October 26, 2005, as the record date for the determination of the stockholders who will be entitled to notice of and to vote at the Annual Meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting. A list of such stockholders will be available for inspection during ordinary business hours at least 10 days prior to the Annual Meeting at the Company’s offices, 20 Bushes Lane, Elmwood Park, New Jersey 07407, and it also will be available for inspection at the Annual Meeting.
     Officers of the Company will be present to help host the Annual Meeting and to respond to any questions from stockholders. Regardless of whether or not you expect to attend the Annual Meeting, please mark, sign, date and return the enclosed proxy without delay. You may vote in person even if you have previously returned a proxy.

Sincerely,

Richard B. Berliner Chairman

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 22, 2005
     Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Berliner Communications, Inc. (the “Company”), a Delaware corporation, will be held at Andrews Kurth LLP, 1717 Main Street, Suite 3700, Dallas, Texas 75201, on Thursday, December 22, 2005, commencing at 1:00 PM (Central Standard Time).
     The Annual Meeting will be convened for the following purposes:
1.	to elect one Class III director to serve until the 2008 Annual Meeting and until his or her successor is duly elected and qualified;

2.	to ratify the selection of BDO Seidman LLP as independent auditor of the Company for the fiscal year ending June 30, 2006; and

3.	to transact any other business that may properly be brought before the Annual Meeting or any adjournment or postponement thereof.
     The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. A copy of the Company’s 2005 Annual Report to Stockholders, which includes audited financial statements, is also enclosed with this notice.
     Only stockholders of record on Wednesday, October 26, 2005, are entitled to notice of and to vote at the Annual Meeting. A list of such stockholders will be available for inspection during ordinary business hours at least 10 days prior to the Annual Meeting in the Company’s offices at 20 Bushes Lane, Elmwood Park, New Jersey 07404 and it will also be available for inspection at the Annual Meeting.
     Each vote is important. To ensure that it is cast, the enclosed proxy should be marked, signed, dated and returned as promptly as possible in the postage-prepaid envelope that has been enclosed for that purpose. A stockholder may vote in person even if he or she has previously returned a proxy.

By Order of the Board of Directors,

Richard B. Berliner Chief Executive Officer
Dallas, Texas
October 28, 2005

DATE, TIME AND PLACE OF MEETING
INFORMATION CONCERNING PROXY
RECORD DATE AND OUTSTANDING VOTING SECURITIES
QUORUM, ABSTENTIONS AND BROKER NON-VOTES
VOTE REQUIRED
CHANGE OF CONTROL
PROPOSAL 1
ELECTION OF DIRECTORS
INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS
CLASS I CONTINUING DIRECTOR — TERM EXPIRES IN 2006
CLASS II CONTINUING DIRECTOR — TERM EXPIRES IN 2007
CLASS III DIRECTOR FOR ELECTION AT 2005 ANNUAL MEETING — TERM EXPIRES IN 2008
EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT AND PRINCIPAL STOCKHOLDERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
THE BOARD AND ITS COMMITTEES
COMPENSATION OF DIRECTORS
REPORT OF AUDIT COMMITTEE
AUDIT COMMITTEE
SUMMARY COMPENSATION TABLE
OPTION GRANTS DURING FISCAL YEAR 2005
AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES IN FISCAL YEAR 2005
EMPLOYMENT AGREEMENTS
REPORT OF BOARD REGARDING EXECUTIVE COMPENSATION
PRINCIPAL COMPONENTS OF EXECUTIVE COMPENSATION, INCLUDING PRINCIPAL EXECUTIVE OFFICER COMPENSATION
MEMBERS OF BOARD ACTING ON BEHALF OF COMPENSATION COMMITTEE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPARATIVE STOCK PERFORMANCE
APPOINTMENT OF INDEPENDENT AUDITOR
AUDIT FEES
OTHER MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

BERLINER COMMUNICATIONS, INC.
PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 22, 2005
DATE, TIME AND PLACE OF MEETING
     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Berliner Communications, Inc., a Delaware corporation (the “Company”), of proxies from the holders of the Company’s common stock, par value $.00002 per share (the “Common Stock”), for use at the Company’s 2005 Annual Meeting of Stockholders (the “Annual Meeting”) or at any postponement or adjournment thereof, for the purposes set forth herein and in the Notice of Annual Meeting of Stockholders. The Annual Meeting is to be held at Andrews Kurth LLP, 1717 Main Street, Suite 3700, Dallas, Texas 75201, on Thursday, December 22, 2005, commencing at 1:00 PM (Central Standard Time).
     This Proxy Statement and the enclosed form of proxy are first being sent to stockholders on or about October 28, 2005. Stockholders should review the information provided herein in conjunction with the Company’s 2005 Annual Report to Stockholders (the “Annual Report”), which accompanies this Proxy Statement.
     The Company’s principal executive offices are located at 20 Bushes Lane, Elmwood Park, New Jersey 07407 and its telephone number is (201) 791-3200.
INFORMATION CONCERNING PROXY
     The enclosed proxy is solicited on behalf of the Board. The giving of a proxy does not preclude the right to vote in person should any stockholder giving a proxy so desire. Stockholders have the unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company’s Secretary, at the Company’s headquarters, a written revocation or duly executed proxy bearing a later date. However, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.
     All shares represented by valid proxies at the Annual Meeting, unless the stockholder otherwise specifies, will be voted “FOR” the proposals (1) and (2) described in the Notice of Annual Meeting and at the discretion of the proxy holders with respect to any matter not known to the Board on the date of mailing this Proxy Statement that may properly come before the Annual Meeting or any adjournment or postponement thereof. Where a stockholder has appropriately specified how a proxy is to be voted, it will be cast accordingly.
     The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company’s employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

RECORD DATE AND OUTSTANDING VOTING SECURITIES
     October 26, 2005, is the record date (the “Record Date”) for determining the stockholders who will be entitled to vote at the Annual Meeting. As of the Record Date, the Company had issued and outstanding approximately 17,034,857 shares of issued and outstanding Common Stock held by approximately 1,208 stockholders of record.
     Each share of Common Stock is entitled to one vote. The Common Stock constitutes the only outstanding securities of the Company that can vote at the Annual Meeting. The Company currently has no other class of security issued or outstanding.
QUORUM, ABSTENTIONS AND BROKER NON-VOTES
     The presence at the Annual Meeting, either in person or by proxy relating to any matter, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. If less than a majority of the outstanding shares of Common Stock entitled to vote are represented at the Annual Meeting, a majority of the shares of Common Stock so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.
     Prior to the Annual Meeting, the Company will select an inspector of elections for the Annual Meeting, who will be a designee of the Company’s transfer agent. Such inspector will determine the number of shares of Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof.
     Under Delaware law, abstentions and broker “non-votes,” which are proxies from brokers or nominees indicating that such person has not received instructions from the beneficial owner or other person entitled to vote such shares on a particular matter with respect to which the broker or nominee does not have discretionary voting power, will be counted for determining whether a quorum is present, but will not be counted as votes cast.
VOTE REQUIRED
     The nominee receiving the greatest number of votes cast by those entitled to vote will be elected. For all other matters submitted at the meeting, an affirmative vote of the majority of the shares present in person or by proxy is necessary.
CHANGE OF CONTROL
     On February 18, 2005, we entered into an asset purchase agreement (the “Purchase Agreement”), with Berliner Communications, Inc. (“Old Berliner”) and BCI Communications, Inc. (“BCI”), a Delaware corporation and our wholly-owned subsidiary, whereby BCI acquired (the “Acquisition”) the operations and substantially all of the assets (the “Berliner Assets”) and liabilities of Old Berliner. Under the Purchase Agreement, BCI acquired the Berliner Assets in exchange for the issuance of 147,676,299 shares of newly issued, non-assessable shares of our Common Stock and 3,913,669 shares of newly issued, non-assessable shares of our Series E Convertible Preferred Stock (the “Series E Preferred Stock”).
     As a result of us entering into the Purchase Agreement, a change of control occurred. As consideration for the acquisition of the Berliner Assets, we issued to Old Berliner 147,676,299 newly issued and non-assessable shares of our Common Stock and 3,913,669 newly issued and non-assessable shares of our Series E Preferred Stock. Consequently, Old Berliner held 73.8% of our Common Stock after the Acquisition. On September 16, 2005, we filed two certificates of amendment (the “Charter Amendments”) to the Company’s certificate of incorporation that amended the Company’s certificate of incorporation (the “Certificate of Incorporation”) to, among other things, convert all issued and outstanding shares of our preferred stock and consummate a 1:300 reverse stock split of our Common Stock. As a result of the Charter Amendments, Old Berliner now holds 79.4% of our Common Stock.

PROPOSAL 1
ELECTION OF DIRECTORS
     The Board is divided into three classes designated Class I, Class II and Class III. Directors in each class serve for a term of three years and until their successors are duly elected and qualified. There are two director seats in each of Class I and Class II and a single director seat in Class III. The term of one class expires at each successive Annual Meeting.
     At the Annual Meeting, one individual will be elected as a Class III director, to serve until the Annual Meeting in 2008 and until his successor is duly elected and qualified. The nominee for election at the Annual Meeting as a Class III director of the Board is Mark S. Dailey. Mark S. Dailey has been designated by the previous holders of our preferred stock pursuant to the terms of that certain Voting Agreement executed in connection with the Acquisition. We, along with the previous holders of our preferred stock and Old Berliner agreed that, beginning on the date we filed the Charter Amendments (the “Effective Time”) until the date that the previous holders of our Series B Convertible Preferred Stock and the Series D Convertible Preferred Stock (the “Converted Preferred Stockholders”) collectively hold less than 30% of the shares of Common Stock held by the Converted Preferred Stockholders at the Effective Time, Old Berliner will nominate for election, vote all shares of our Common Stock that Old Berliner now holds or will hold in the future for, and otherwise support, one individual designated by the holders of 75% of the Common Stock held by the Converted Preferred Stockholders to our Board, assuming that there are five directors, or such other number of director designees as will equal 20% of the total membership of our Board in the event of any increase in the size of the Board. Old Berliner also agreed not to vote to remove any such director designee unless such removal is requested in writing by holders of 75% of the Common Stock then held by Converted Preferred Stockholders. If any such director designee ceases, any reason, to serve as a member of our Board during his or her term of office, Old Berliner also agreed to vote all shares of our Common Stock that Old Berliner now holds or will hold in the future for the election of such new director designee as will be recommended in writing by the holders of 75% of the Common Stock then held by such Converted Preferred Stockholders.
     Under the Company’s bylaws, directors are elected by a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting. Proxy holders may not vote proxies for a greater number of individuals than the nominee named. Unless otherwise instructed, proxy holders will vote proxies for the nominee.
     If elected, Mr. Dailey will serve as a director until the 2008 Annual Meeting and until his successor is duly elected and qualified or until his earlier resignation or removal. Information about the nominee is set forth in the following section regarding current directors.
     The Board unanimously recommends a vote “FOR” the election of Mr. Dailey as a Class III director.
INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS
     The following table and biographical descriptions set forth certain information with respect to the nominee for election as a Class III director at the Annual Meeting and the continuing directors whose terms expire at the 2006 and 2007 Annual Meetings.
CLASS I CONTINUING DIRECTOR — TERM EXPIRES IN 2006
     Peter J. Mixter, 53, has been one of the Company’s directors since July 9, 2004. He has been a private investor since 1999. From 1991 to 1999, Mr. Mixter served as Managing Director of the Healthcare Corporate Finance Group and as a member of the Global Healthcare Management Committee for Lehman Brothers. While at Lehman Brothers, he participated in numerous healthcare-related mergers and acquisitions, public and private equity offerings, and debt issuances. Prior to joining Lehman Brothers, Mr. Mixter served as an Assistant Secretary and Lending Officer for the New England Division of Manufacturers Hanover Trust. He received a Bachelor of Arts degree from the University of Vermont and a Master of Business Administration degree from Columbia University.

     Mehran Nazari, 44, has been the President and Chief Operating Officer of Advanced Generation Telecom Group, Inc., a wireless and telecommunications consulting and strategic planning company since 2001. From 2000 to 2001, he was Director of Engineering of Kurtis & Associates, PLC, another wireless and telecommunications consulting and strategic planning company. He received a Bachelor of Science degree from George Washington University.
CLASS II CONTINUING DIRECTOR — TERM EXPIRES IN 2007
     John Stevens Robling, Jr., 54, has been one of the Company’s directors since June 5, 2001. He is Managing Director of the Liati Group. He also served in various capacities, including as the Company’s Vice President, Chief Financial Officer, Treasurer and Assistant Secretary, from September 22, 1999, through August 31, 2000. Prior to his appointment to these positions, Mr. Robling was Chief Financial Officer of AxisTel Communications, Inc., one of the Company’s subsidiaries, and PhoneFree.com, Inc. (now Gemini Voice Solutions, Inc.), one of the Company’s minority interests. Before joining AxisTel in 1998, Mr. Robling was an independent financial advisor and specialized in offering private equity investment services to various clients. From 1992 to 1997, Mr. Robling was a principal, board member and investment committee member of Hamilton Lane Advisors, Inc. Hamilton Lane is a private equity-consulting firm headquartered in Philadelphia. Prior to joining Hamilton Lane, Mr. Robling was a Vice President at Lazard Freres & Co. in its International and Mergers and Acquisitions Departments. He was also a member of the Country Advisory Group, an informal partnership among Lazard Freres, S.G. Warburg and Lehman Brothers, which advised the sovereign governments of developing countries. In connection with these engagements, Mr. Robling provided financial advisory services to national telecommunications authorities and multi-national telecommunications companies. Mr. Robling received a Bachelor of Arts degree, with distinction, from Georgetown University and a Master of Business Administration degree from the University of Chicago.
     Richard B. Berliner, 52, has been one of our directors, and our Chief Executive Officer and Chairman of the Board since February 18, 2005. He has been the Chief Executive Officer and Chairman of the Board of Old Berliner since 1995. He previously served as Executive Vice President of Communications Development Systems and responsible for managing sales, marketing and customer activities for construction services to wireless carriers. Mr. Berliner also held multiple senior executive positions with AAT Communications, Inc., a communications-oriented property management firm, and Drive Phone, Inc., a major distributor of wireless telephones and services. He received a Bachelor of Arts degree from Rutgers College.
CLASS III DIRECTOR FOR ELECTION AT 2005 ANNUAL MEETING — TERM EXPIRES IN 2008
     Mark S. Dailey, 47, is a private investor who from 1999 to 2004 held senior executive management positions including Executive Vice President, Sales and Marketing of Intralinks, Inc., a venture-funded secure document distribution company, Chief Operating Officer of LexiQuest, Inc., a technology-based company exploiting linguistics and natural language processing in developing software tools to manage, access and retrieve large Intranet document collections and Chief Operating Officer of Medcast Networks, a venture capital-backed start-up delivering comprehensive medical information to physicians. From 1986 to 1999, Mr. Dailey held various senior level positions with Bloomberg Financial Markets, a global leader in the delivery of international real-time financial information. Prior to joining Bloomberg, Mr. Dailey worked for several investment banking firms.

EXECUTIVE OFFICERS
     Patrick G. Mackey, 59, is the Company’s Senior Vice President and Chief Financial Officer, a role he assumed on February 18, 2005. From August 1, 2003 to February 18, 2005, Mr. Mackey was our Senior Vice President of Accounting. He previously served as the Company’s Senior Vice President of Administration. Mr. Mackey was formerly the Executive Vice President and Chief Financial Officer of Internet Global Services, Inc., one of the Company’s subsidiaries. From December 1998 to March 2000, he was a partner with Tatum CFO Partners, LLP, which assigned him to the Internet Global account. Mr. Mackey was an independent financial consultant from July 1996 to December 1998 working with various start-up companies in the healthcare and software industries. From January 1990 to July 1996, he was a founder and Executive Vice President, Chief Financial Officer and Chief Operating Officer of MultiTechnology Services, Inc., a provider of telephony and cable television in multi-family residential communities. Mr. Mackey received his Bachelor of Science degree in accounting from Louisiana Tech University and is a Certified Public Accountant.

SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT AND PRINCIPAL STOCKHOLDERS
     The following table sets forth information with respect to the beneficial ownership of our Common Stock as of the Record Date by: (1) each person who is a beneficial owner of more than 5% of our Common Stock, (2) each of our directors, (3) each of our Named Executive Officers, and (4) all of our executive officers and directors as a group. Unless otherwise indicated, the address of each listed stockholder is in care of us at 20 Bushes Lane, Elmwood Park, New Jersey 07407.

	Common Stock (1)
Holders	Number of Shares		Percentage
Richard B. Berliner	13,537,814	(2)	79.4%
Steven W. Caple	1,755	(3)	*
Mark S. Dailey	—		*
Patrick G. Mackey	3,391	(4)	*
Peter J. Mixter	167	(5)	*
Mehran Nazari	—		*
John Stevens Robling, Jr.	167	(6)	*
Officers and Directors as a Group (Six persons)	13,543,293	(7)	79.5%
Old Berliner	13,537,814	(8)	79.4%

*	Represents less than one percent.

(1)	For purposes of this table, a person is deemed to have beneficial ownership of the number of shares of Common Stock that such person has the right to acquire within 60 days of the Record Date. Percentages have been based on us having 17,034,857 shares of Common Stock issued and outstanding. For purposes of computing the percentage of outstanding shares of Common Stock held by any individual listed in this table, any shares of Common Stock that such person has the right to acquire pursuant to the exercise of a stock option exercisable within 60 days is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Represents shares directly held by Old Berliner that Mr. Berliner may be deemed to beneficially own as a result of his positions as President, Chief Executive Officer and Chairman of the Board of Old Berliner, a corporation of which Mr. Berliner is also approximately a 31% equity owner.

(3)	Includes (a) 88 shares of Common Stock owned directly and (b) vested options to purchase 1,667 shares of Common Stock, which expire on June 17, 2010. Mr. Caple resigned as our President, General Counsel and Secretary effective as of June 17, 2005.

(4)	Includes (a) 57 shares of Common Stock owned directly and (b) vested options to purchase 3,333 shares of Common Stock.

(5)	Includes vested options to purchase 167 shares of Common Stock.

(6)	Includes vested options to purchase 167 shares of Common Stock.

(7)	Includes vested options to purchase 5,733 shares of Common Stock.

(8)	This information is based on information reported by the stockholder in filings made with the Securities and Exchange Commission (the “Commission”).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), requires the Company’s directors, executive officers, and individuals who own more than 10% of a registered class of the Company’s equity securities to file initial reports of ownership and changes in ownership of Common Stock with the Commission. Such persons are required by applicable regulations to furnish us with copies of all Section 16(a) reports that they file.
     To the Company’s knowledge, based solely on the review of the copies of such reports furnished to the Company, all of the Company’s directors, officers and 10% stockholders have complied with the applicable Section 16(a) reporting requirements for the fiscal year ended June 30, 2005, except for a late filing of a Form 4 by Peter J. Mixter.
THE BOARD AND ITS COMMITTEES
     The business of the Company is managed under the direction of the Board. The Board interacts with management and meets on a regular basis during the Company’s fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings or acts by unanimous written consent when an important matter requires Board action between scheduled meetings. During the fiscal year ended June 30, 2005, the Board had five special meetings and acted by unanimous written consent on four occasions. Each member of the Board participated in at least 75% of such Board and applicable committee meetings held during the fiscal year and the period during which he was a director. One member of our Board attended the 2004 Annual Meeting of Stockholders. While we encourage all of our directors to attend our Annual Meeting of Stockholders, the Board has not adopted any specific policy regarding such attendance.
     The Board is currently comprised of Peter J. Mixter, Mehran Nazari, John Stevens Robling, Jr., Richard B. Berliner and Ralph R. Ianuzzi. Messrs. Ianuzzi, Mixter, Nazari and Robling are considered by the Company to be “independent” as that term is defined by Rule 4200(a)(15) of the National Association of Securities Dealers Manual (“Rule 4200(a)(15)”). Mr. Dailey, if elected, will also be considered an independent member. Mr. Berliner serves as Chairman of the Board.
     The Board has established an Audit Committee to devote attention to specific subjects and to assist the Board in the discharge of its responsibilities. The functions of that committee and its current members are set forth below.
The Audit Committee
     The Audit Committee recommends to the Board the appointment of the firm selected to serve as the independent auditor for the Company and its subsidiaries and monitors the performance of any such firm. It also reviews and approves the scope of the audit and evaluates, with the independent auditor, the Company’s audit and annual financial statements, reviews with management the status of internal accounting controls, evaluates issues having a potential financial impact on the Company, which may be brought to the Audit Committee’s attention by management, the independent auditors, or the Board and evaluates public financial reporting documents of the Company. The Audit Committee currently includes Peter J. Mixter, Mehran Nazari and John Stevens Robling, Jr. During the fiscal year ended June 30, 2005, the Audit Committee met four times. Mr. Robling currently serves as Chairman of the Audit Committee. Mr. Robling also serves as the Audit Committee’s financial expert.
     The Company does not currently have an Executive Committee, a Compensation Committee or a Nominating Committee. Due to the current size and composition of the Board, the functions customarily attributable to an Executive Committee, a Compensation Committee and a Nominating Committee are performed by the Board as a whole.
     Our Board believes that it is not necessary at present to have a standing nominating committee or a charter with respect to the nomination process because the size and composition allow it to adequately identify and evaluate qualified candidates for directors. However, our Board may consider appointing such a committee in the future.

Currently, each of our directors participates in the consideration of director nominees, and the evaluation of candidates on the bases of financial literacy, industry knowledge, relevant experience, stockholder status, moral character, Rule 4200(a)(15) independence and willingness and ability to serve. Aside from the foregoing qualities, the Board does not have a minimum set of qualifications that must be met by nominees. Mr. Dailey was nominated to serve as a member of our Board by the previous holders of our preferred stock pursuant to the terms of the Voting Agreement.
     Nominees that any of our stockholders would like our Board to consider for election at the next Annual Meeting must be received by the Company at 20 Bushes Lane, Elmwood Park, New Jersey 07407, by June 30, 2006, in order for them to be considered by our Board for nomination. Specific instructions for such stockholder nominations may be found on Page 15 of this Proxy Statement.
     If a position on the Board were to unexpectedly become vacant, it would be filled by the Board and all remaining directors would participate in the selection of an appropriate individual to fill the vacancy. The newly appointed director would serve out the remainder of the term of the director whose position became vacant.
COMPENSATION OF DIRECTORS
     Each independent director receives $1,000 for each Board and committee meeting attended in person and $500 for each Board and committee meeting attended by conference call, with the exception of members of the Audit Committee, who receive $750 for each meeting attended by conference call. In addition, each independent director receives a $5,000 annual stipend. Our former Chairman of the Board received a $100,000 annual stipend, which was paid by the Company in monthly installments that ceased upon his resignation on February 18, 2005. Finally, each director has received an annual award of 25,000 fully vested stock options for the past two years but did not receive such stock option grant this year.
REPORT OF AUDIT COMMITTEE
     The Audit Committee is made up of the following members: Peter J. Mixter, Mehran Nazari and John Stevens Robling, Jr. The Audit Committee operates pursuant to a charter approved and adopted by the Board on September 7, 2000. In accordance with the charter, all of the members of the Audit Committee are independent pursuant to Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards and are financially literate and at least one member of the Audit Committee has accounting or related financial management expertise.
     The Audit Committee’s charter provides for at least three members. However, until the appointment of Mehran Nazari on February 18, 2005, due to the current size and composition of the Board, only two members served on the Audit Committee.
     The Audit Committee, on behalf of the Board, oversees the Company’s financial reporting process. In fulfilling its oversight responsibilities, the Audit Committee reviewed with the Company the audited financial statements and the footnotes thereto in the Annual Report and discussed with the Company the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
     The Company’s outside auditor is responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles. The Audit Committee reviewed and discussed with the outside auditor its judgments as to the quality, not just the acceptability, of the Company’s accounting principles generally accepted in the United States of America and such other matters as are required to be discussed by the Audit Committee with the Company’s outside auditor under generally accepted auditing standards of the Public Company Oversight Board (United States of America).
     The Audit Committee discussed with the outside auditor the outside auditor’s independence from management and the Company, and received the written disclosures concerning the outside auditor’s independence required by the Independence Standards Board to be made by the outside auditor to the Company.

     The Audit Committee also met with the outside auditor to discuss the results of its examination, its evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.
     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K, as filed with the Commission.
AUDIT COMMITTEE
Peter J. Mixter
Mehran Nazari
John Stevens Robling, Jr.
SUMMARY COMPENSATION TABLE
     The following table sets forth information regarding the compensation awarded of those persons (i) who served or acted as the Company’s principal executive officer, (ii) who were the Company’s other four most highly compensated executive officers and (iii) two persons who would have been one of the most highly compensated executive officers had they been employed by the Company as of June 30, 2005 (the “Named Executive Officers”) for the past three fiscal years.

		Annual Compensation ($)			Long-term
					Compensation
					Securites[1]
				Other	Underlying	Other
Name	Year	Salary	Bonus	Compensation	Options/SAR’s (#)	Compensation ($)(5)
Richard B. Berliner (2)	2005	69,231	—	4,154	—	929
Chairman and Chief
Executive Officer

Steven W. Caple (3)	2005	179,647	—	—	—	9,733
Former President and	2004	190,000	—	—	—	9,959
General Counsel	2003	160,000	45,000	—	500,000 (1)	7,321

Patrick G. Mackey	2005	170,192	—	—	—	27,933
Senior Vice President	2004	180,000	—	—	—	25,938
and Chief Financial	2003	180,000	—	—	500,000 (1)	19,310
Officer

Barrett N. Wissman (4)	2005	—	—	75,000	—	7,833
Former Chairman and	2004	—	—	100,000	—	9,315
Former President	2003	95,000	—	50,000	—	8,635

(1)	Represents stock options granted under the 1999 Omnibus Plan.

(2)	Mr. Berliner became our Chairman and Chief Executive Officer on February 18, 2005. Mr. Berliner’s annual compensation is $200,000 with an annual car allowance of $12,000. The amounts shown above are amounts paid since February 18, 2005.

(3)	Mr. Caple resigned his position as President and General Counsel effective June 17, 2005.

(4)	Mr. Wissman resigned as the Company’s President, effective on December 31, 2002, and began serving as its Chairman of the Board, commencing on January 1, 2003. The compensation reported in the table for 2003 includes $95,000 for his services as President and $50,000 for his services as Chairman of the Board.

In 2004, Mr. Wissman was paid $100,000 for his services as Chairman of the Board. In 2005, Mr. Wissman was paid $75,000 for his services as Chairman of the Board until his resignation from that position on February 18, 2005.

(5)	Represents payments made by the Company for health and life insurance premiums and allocations of forfeitures in the Company’s 401(k) plan.
OPTION GRANTS DURING FISCAL YEAR 2005
     The Company has never granted any stock appreciation rights (“SARs”). No options to acquire shares of Common Stock were granted to the Named Executive Officers during the fiscal year ended June 30, 2005.
AGGREGATED OPTION EXERCISES AND YEAR-END
OPTION VALUES IN FISCAL YEAR 2005
     There were no options exercised by the Named Executive Officers during the fiscal year ended June 30, 2005, and none of the outstanding options were in the money as of that date. The following table describes the number of shares covered by exercisable and unexercisable options (adjusted for the one for 300 shares reverse split that occurred on September 16, 2005) held by the Named Executive Officers as of June 30, 2005:

			Number of Securities		Value of
	Shares		Underlying Unexercised		Unexercised
	Acquired		Options/SAR’s		In the Money
	on	Value	at Fiscal Year End		Options/SAR’s
Name	Exercise (#)	Realized ($)	Exercisable (#)	Unexercisable (#)	at Fiscal Year End ($)
Richard B. Berliner	—	—	—	—	—

Steven W. Caple	—	—	1,667	—	—

Patrick G. Mackey	—	—	3,333	—	—

Barrett N. Wissman	—	—	9,833	—	—
EMPLOYMENT AGREEMENTS
     Patrick G. Mackey. Mr. Mackey currently serves the Company’s Senior Vice President and Chief Financial Officer, a position he assumed on February 18, 2005. On March 10, 2000, the Company entered into an employment agreement with an initial term expiring on March 10, 2004. Mr. Mackey receives an annual base salary of $180,000, with increases in base salary and awards of bonuses at the discretion of the Board. Mr. Mackey was granted options to purchase 833 shares of Common Stock under the 1999 Omnibus Securities Plan (adjusted for the one share for each 300 shares reverse stock split on September 16, 2005). These options have an exercise price of $8,550 per share and vested as follows: 278 vested on March 16, 2001; 278 vested on March 16, 2002; and 277 vested on March 16, 2003. In addition, Mr. Mackey was granted an option to purchase 833 shares of Common Stock under the 2001 Equity Incentive Plan (adjusted for the one share for each 300 shares reverse stock split on September 16, 2005). These options have an exercise price of $1,388 per share and vested as follows: 209 vested on March 16, 2001; 208 vested on March 16, 2002; 208 vested on March 16, 2003; and 208 vested on March 16, 2004. Finally, Mr. Mackey was granted options to purchase an additional 1,667 shares of Common Stock under the 1999 Omnibus Plan (adjusted for the one share for each 300 shares reverse stock split on September 16, 2005). These options have an exercise price of $16.50 per share and vest as follows: 417 shares vested on February 21, 2003; 417 vested on February 21, 2004; and 833 vested on February 18, 2005 due to the change of control provisions of the stock option grants. If the Company terminates Mr. Mackey’s employment without cause or he terminates his employment for good reason, Mr. Mackey will be entitled to the cash equivalent of his salary for six months.

REPORT OF BOARD REGARDING EXECUTIVE COMPENSATION
     The Board is responsible for reviewing the compensation paid to the Company’s executive officers and determining such compensation. The Board approves all compensation paid to executive officers, with the exception of grants of stock options, which are made by the Option Subcommittee, subject to Board approval, as provided in the Company’s 1999 Omnibus Securities Plan and the 2001 Equity Incentive Plan. During the fiscal year ended June 30, 2005, the Board made all compensation related determinations.
PRINCIPAL COMPONENTS OF EXECUTIVE COMPENSATION,
INCLUDING PRINCIPAL EXECUTIVE OFFICER COMPENSATION
     The Company’s compensation strategies are designed to attract and to retain the best possible executive talent under the circumstances. Compensation packages to executive officers include a base salary that recognizes individual performance and cash and equity-based incentives designed to align the financial interests of executives with those of the stockholders. The Company presently maintains an agreement with one of its executive officers and is in the process of negotiating new agreements with both the Chief Executive Officer and Chief Financial Officer. Each such arrangement will provide for a base salary, annual discretionary cash incentive bonus and the award of an option to purchase Common Stock. The Company also provides its executive officers with medical, retirement and other fringe benefits generally available to other Company employees. However, certain of the premiums are paid by the Company on behalf of the executive officers. Base salary for the Company’s executive officers under their respective agreements was determined by evaluating the responsibilities of the position held by, and the personal experience level of, the specific individual. In entering into these arrangements, the Board also considers such factors as each executive’s role in carrying out the Company’s business strategy and the potential for increasing value to the Company’s stockholders. The Board based its determination of the base salary and incentive compensation levels for Richard B. Berliner and Patrick G. Mackey based upon their respective responsibilities and levels of business experience. Mr. Berliner does not participate in discussions about, nor decisions on, his own compensation as our Chief Executive Officer.
MEMBERS OF BOARD ACTING ON BEHALF OF COMPENSATION COMMITTEE

Richard B. Berliner, Chairman	John Stevens Robling
Peter J. Mixter	Ralph R. Ianuzzi, Jr.
Mehran Nazari
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     During the fiscal year ended June 30, 2005, compensation matters were handled by the Board as a whole, and no member of the Board was an officer or employee of the Company except Richard B. Berliner. No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of the Company’s Board or Compensation Committee except Richard B. Berliner.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     BCI contracts with RBI Real Estate, LLC (“RBI”) for the lease of certain vehicles used in its operations. This contract resulted in payment to RBI in an amount equal to $86,600 during fiscal year 2004. Richard B. Berliner, our Chief Executive Officer and Chairman of the Board, holds a 50% ownership interest in RBI and serves as its Chief Executive Officer. Berliner Communications’ former Chief Operating Officer holds the other 50% ownership in RBI.

COMPARATIVE STOCK PERFORMANCE
     The graph below compares the cumulative total stockholder return on the Company’s Common Stock for the five years ended June 30, 2005, with the cumulative total return on the NASDAQ Composite Index and the NASDAQ Telecommunications Index over the same period (assuming an investment of $100 in the Company’s Common Stock, the NASDAQ Composite Index and the NASDAQ Telecommunications Index on July 1, 2000, and reinvestment of all dividends).

	BERL
	Closing	NASDAQ	NASDAQ
	Bid Price	Composite	Telecom
6/30/00	$100.00	$100.00	$100.00
6/30/01	2.26	54.49	35.79
6/30/02	0.32	36.89	11.89
6/30/03	0.29	40.92	16.83
6/30/04	0.16	51.63	21.37
6/30/05	0.05	51.86	21.27

*	Trading halted by NASDAQ during the period July 31, 2001 to December 31, 2001.

PROPOSAL 2
APPOINTMENT OF INDEPENDENT AUDITOR
     BDO Seidman, LLP, independent certified public accountants, audited the financial statements of the Company for the fiscal year ended June 30, 2005. The Audit Committee and the Board have also selected BDO Seidman as the independent auditors of the Company for the fiscal year ending June 30, 2006. The ratification of the appointment of BDO Seidman will be determined by the vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting. If the foregoing appointment of BDO Seidman is not ratified by stockholders, the Board will appoint other independent accountants whose appointment for any period subsequent to the 2005 Annual Meeting of Stockholders will be subject to the approval of stockholders at the meeting. No member of BDO Seidman or any of its associates has any financial interest in the Company or its affiliates.
     BDO Seidman’s opinion on the Company’s financial statements for the year ended June 30, 2005, indicates that it was prepared based on the assumption that the Company continues as a going concern, but that substantial doubt exists concerning the Company’s ability to do so. During the period from June 30, 2005, to the present (i) there have been no disagreements with BDO Seidman on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of BDO Seidman, would have caused the independent accountants to make reference to such matters in connection with its report; and (ii) there have been no reportable events, as described in Regulation S-K Item 304(a)(i). Representatives of BDO Seidman are expected to attend the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to answer appropriate questions.
     On March 18, 2005, Grant Thornton, LLP notified the Audit Committee and Board that it declined to stand for re-appointment as the our independent registered public accounting firm following the completion of the acquisition of the operations, assets and liabilities of Old Berliner. As a result of the withdrawal, the Audit Committee immediately commenced a search for a new independent registered public accounting firm to replace Grant Thornton.
     Effective as of April 26, 2005, BDO Seidman was appointed as our new independent registered public accounting firm. During the two most recent fiscal years ended June 30, 2003, and 2004, and for the period of July 1, 2004, through April 26, 2005, we had not consulted with BDO concerning (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the our financial statements, for which either a written report or oral advice was provided to us or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K). However, BDO Seidman did previously serve as our independent registered public accounting firm and did perform audits of the Registrant’s consolidated financial statements for the fiscal years ended June 30, 1999, and 2000, and BDO Seidman, LLP continues to perform tax-related services for us. In addition, Old Berliner retained BDO Seidman, on April 14, 2005, to perform an audit of Old Berliner’s consolidated financial statements for the fiscal year ended December 31, 2004.
     Grant Thornton performed audits of the Registrant’s consolidated financial statements for the fiscal years ended June 30, 2004, and 2003. Grant Thornton’s reports did not contain an adverse opinion or disclaimer of opinion, but were modified to include an explanatory paragraph related to uncertainties about the Registrant’s ability to continue as a going concern.
     During the fiscal years ended June 30, 2004, and 2003, and through March 18, 2005, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference to the subject matter of the disagreements in connection with the reports for such year, and there were no “reportable events” as such term is defined in Item 304(a)(1)(v) of
Regulation S-K.

AUDIT FEES
     Fiscal Year 2005. The aggregate fees billed for professional services rendered by BDO Seidman for the audit of the Company’s annual financial statements for the fiscal year ended June 30, 2005, together with its review of the financial statements included in the Company’s quarterly reports on Form 10-Q and the audit of a Old Berliner and review of financial statements included in the Company’s reports on Form 8-K, amounted to approximately $184,300. BDO Seidman did not perform any non-audit services for the Company during fiscal year 2005, including those defined in Rule 2-11(c)(4)(ii) of Regulation S-X.
     Fiscal Year 2004. The aggregate fees billed for professional services rendered by Grant Thornton for the audit of the Company’s annual financial statements for the fiscal year ended June 30, 2004, together with its review of the financial statements included in the Company’s quarterly reports on Form 10-Q amounted to $69,000. Grant Thornton did not perform any non-audit services for the Company during fiscal year 2004, including those defined in Rule 2-11(c)(4)(ii) of Regulation S-X.
     All services to be performed for us by our independent public accountants must be pre-approved by the Audit Committee, which has chosen not to adopt any pre-approval policies for enumerated services and situations, but instead has retained the sole authority for such approvals.

	2005	2004
Audit Fees
BDO Seidman, LLP	$184,257	$—
Grant Thornton, LLP	$24,800	$69,000

Audit Related Fees
BDO Seidman, LLP	$—	$—
Grant Thornton, LLP	$—	$—

Tax Fees
BDO Seidman, LLP	$26,853	$36,449
Grant Thornton, LLP	$—	$—

Other Fees
BDO Seidman, LLP	$—	$—
Grant Thornton, LLP	$—	$—

	$235,910	$105,449

     Representatives of BDO Seidman are expected to attend the Annual Meeting.
     The Board unanimously recommends a vote “FOR” the ratification of the appointment of BDO Seidman LLP as the independent auditor of the Company.
OTHER MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING
     The Company knows of no other matters to be presented at the Annual Meeting. Should any other matter requiring a vote of the stockholders arise at the Annual Meeting, the persons named in the proxies will vote them in accordance with their best judgment.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
     Stockholders are entitled to present proposals for action at the next Annual Meeting if they comply with the requirements of the proxy rules established by the Commission and the terms of the Company’s bylaws. Proposals that are intended to be presented by stockholders at the 2006 Annual Meeting must be received by the Company at 20 Bushes Lane, Elmwood Park, New Jersey 07407, by June 30, 2006, in order for them to be considered for inclusion in the Proxy Statement for the 2006 Annual Meeting. In the case of other stockholder proposals not submitted in time to be included in the Company’s proxy materials, the Company may generally exercise discretionary voting authority as conferred by proxies at the 2006 Annual Meeting.
     A stockholder may recommend a nominee to become a director of the Company by giving the secretary (at the address set forth above) a written notice setting forth certain information, including:
     • the name, age, business and residence address of the person intended to be nominated;
     • a representation that the nominating stockholder is in fact a holder of record of the Company’s common stock entitled to vote at the meeting and that he or she intends to be present at the meeting to nominate the person specified;
     • a description of all arrangements between the nominating stockholder, the nominee and other persons concerning the nomination;
     • any other information about the nominee that must be disclosed in the proxy solicitations under Rule 14(a) of the Securities Exchange Act of 1934; and
     • the nominee’s written consent to serve, if elected.
     Such nominations must be made pursuant to the same advance notice requirements for stockholder proposals set forth in the preceding paragraph. Copies of our bylaws are available upon written request made to the secretary of the Company at the above address. The requirements described above do not supersede the requirements or conditions established by the Securities and Exchange Commission for stockholder proposals to be included in out proxy materials for a meeting of stockholders. The Chairman of the meeting may refuse to bring before a meeting any business not brought in compliance with applicable law and our By-laws.
     Our stockholders may communicate directly with members of our Board of Directors. For direct communication with any member of our Board, please send your communication in a sealed envelope addressed to the applicable director inside of another envelope addressed to Mr. Patrick G. Mackey, Senior Vice President and Chief Financial Officer, Berliner Communications, Inc., 20 Bushes Lane, Elmwood Park, New Jersey 07407. Mr. Mackey will forward such communication to the indicated director.

ANNUAL MEETING OF STOCKHOLDERS OF
BERLINER COMMUNICATIONS, INC.
December 22, 2005
Please date, sign and mail your proxy card in the envelope provided as soon as possible.
â Please detach along perforated line and mail in the envelope providedâ
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF MARK S. DAILEY AS CLASS III DIRECTOR:	☐ FOR THE NOMINEE

☐ WITHHOLD AUTHORITY FOR THE NOMINEE

2. RATIFICATION OF SELECTION OF BDO SEIDMAN LLP	☐ FOR	☐ AGAINST	☐ ABSTAIN
The undersigned acknowledges receipt of (a) the 2005 Notice of Annual Meeting of Stockholders, (b) the 2005 Proxy Statement and (c) the 2005 Annual Report to Stockholders.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ABOVE. YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU DECIDE TO ATTEND THE MEETING, YOU MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.
PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD AS SOON AS POSSIBLE.
PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED.
To change the address on your account, please check the box at right and indicate your new address in the address space above.                    ☐
Please note that changes to the registered name(s) on the account may not be submitted via this method.
Signature of Stockholder:                                  Date:                                       Signature of Stockholder:                                          Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

BERLINER COMMUNICATIONS, INC.
ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned, having received the Notice, Proxy Statement, and Annual Report for the Annual Meeting of Stockholders of Berliner Communications, Inc. (the “Company”) to be held on Thursday, December 22, 2005 (the “Annual Meeting”), hereby appoints Richard B. Berliner and Patrick G. Mackey, and each of them, with full power of substitution, as the undersigned’s proxies and attorneys-in-fact to vote at the Annual Meeting, or any adjournment thereof, all shares of voting stock of the Company, which the undersigned may be entitled to vote. The above proxies are hereby instructed to vote at the Annual Meeting, or any adjournment thereof, as shown on the reverse side.
(Continued and to be signed on the reverse side)